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                                                                      Exhibit 21


                          INTERNATIONAL PAPER COMPANY
                      SUBSIDIARIES AS OF DECEMBER 31, 2001


The following table lists the names of certain subsidiaries of International Paper Company. The table omits names of certain subsidiaries since the omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2001.




                                                                                State or
                                                                             Jurisdiction of
U.S. Subsidiaries                                                            Incorporation
-----------------                                                            -------------

IP Pacific Timberlands, Inc. (including subsidiaries)                          Delaware

Shorewood Packaging Corporation (including subsidiaries)                       Delaware

Timberlands Capital Corp. II, Inc. (including subsidiaries)                    Delaware

The Branigar Organization, Inc. (including subsidiaries)                       Illinois



Non-U.S. Subsidiaries
----------------------

Carter Holt Harvey Limited                                                     New Zealand

Weldwood of Canada Limited                                                     Canada

International Paper Do Brasil LTDA                                             Brazil
